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                                                                       EXHIBIT A

                          SERIES 2002A PREFERRED STOCK


         1. Rushmore Financial Group, Inc. (the "Company") establishes a series of Preferred Stock pursuant to the authority contained in the Articles of Incorporation of the Company, to be known as Series 2002A Preferred Stock, par value $10.00 per share.

         2. There shall be authorized the issuance of 100,000 shares of Series 2002A Preferred Stock.

         3. The issue price of Series 2002A Preferred Stock shall be $10.00 per share, (the "Issue Price") issuable in exchange for cash.

         4. A dividend shall be payable in cash on Series 2002A Preferred Stock, in the annual amount of 9% of the Issue Price, payable quarterly on January 15, April 15, July 15 and October 15, of each year, beginning April 15, 2002. Until the Company has achieved positive earnings in two consecutive quarters, all dividends shall be payable in shares of the Company's Common Stock, at the rate of $0.25 per share of Common Stock. Thereafter, at the election of the holders, dividends shall be payable in cash or in additional shares of Common Stock at the rate of $0.25 per share. Such dividends shall be cumulative from January 1, 2002, and shall accrue as of each calendar quarter-end, so that no dividend or other distribution shall be paid or declared or made, and no amounts shall be applied to the purchase or redemption of the Common Stock or any other class of stock or series of Preferred Stock ranking equal or junior to the Series 2002A Preferred Stock as to dividends unless full cumulative dividends for all past dividend periods shall have been paid or declared and set apart for payment, and full dividends for the then current dividend period shall have been or simultaneously therewith shall be paid or declared and set apart for payment, on outstanding Series 2002A Preferred Stock.

         5. In the event of any dissolution, liquidation or winding up of the Company, whether voluntarily or involuntarily, the holders of Series 2002A Preferred Stock, without any preference among them, shall be entitled to receive in cash out of the assets of the Company, whether capital or surplus or otherwise, before any distribution of the assets shall be made to the holders of Common Stock, and parri passu with all other shares of outstanding Preferred Stock, an amount equal to the aggregate Issue Price of their shares, together, in all cases, with unpaid accumulated dividends, if any, whether such dividends are earned, declared or otherwise, to the date fixed for such payment. After payment to the holders of the Series 2002A Preferred Stock of the full preferential amounts hereinbefore provided for, the holders of Series 2002A Preferred Stock will have no other rights or claims to any of the remaining assets of the Company, either upon distribution of such assets or upon dissolution, liquidation or winding up. The sale of all or substantially all of the property of the Company to, or the merger, consolidation or reorganization of the Company into or with, any other company, or the purchase or redemption by the Company of any shares of any class of its Preferred Stock or its Common Stock or any other class of its stock shall not be deemed to be a distribution of assets or a dissolution, liquidation or winding up for the purposes of this paragraph.

         6. So long as full cumulative dividends on all outstanding shares of Series 2002A Preferred Stock for all dividend periods have been paid or declared and set apart for payment and subject to any applicable requirements of Texas law, then following satisfaction of such conditions, the Company may, at its option, at any time after January 1, 2005, or sooner in the event the Common Stock of the Company shall attain a closing sales price on the Nasdaq SmallCap Market of $1.00 per share or more for ten consecutive trading days, redeem the whole or any part of the shares of Series 2002A Preferred Stock, and the redemption price thereof shall be equal to the Issue Price of the shares so redeemed, plus the amount of unpaid accumulated dividends, if any, to the date of such redemption. The Company may only redeem outstanding shares of Series 2002A Preferred Stock after giving each record holder of Series 2002A Preferred Stock at such holder's last address, as shown on the records of the Company, at least twenty (20), but not more than fifty (50), days' notice thereof in writing by mail, postage prepaid. Except as may be limited herein, all such redemptions of Series 2002A Preferred Stock shall be effected in accordance with any procedure for redemptions set forth in the Act. Shares of Series 2002A Preferred Stock which are redeemed shall be restored to the status of authorized but unissued shares.

         On or before the date fixed for redemption, the Company, if it elects to call such shares for redemption, shall provide for payment of a sum sufficient to redeem the shares called for redemption either (1) by setting aside the sum, separate from its other funds, in trust for the benefit of the holders of the shares to be redeemed, or (2) by depositing such sum in a bank or trust company as a trust fund, with irrevocable instructions and authority to the




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bank or trust company to give or complete the notice of redemption and to pay, on or after the date fixed for redemption, the redemption price on surrender of certificates evidencing the shares of Series 2002A Preferred Stock called for redemption. From and after the date fixed for redemption, (a) the shares shall be deemed to be redeemed, (b) such setting aside or deposit shall be deemed to constitute full payment of the shares, (c) the shares shall no longer be deemed to be outstanding, (d) the holders thereof shall cease to be shareholders with respect to such shares, and (e) the holders thereof shall have no rights with respect thereto, except the right to receive their proportionate shares of the fund set aside pursuant hereto or deposited upon surrender of their respective certificates. Any interest accrued on funds set aside pursuant hereto or deposited shall belong to the Company. If the holders of shares do not, within six (6) years after such deposit, claim any amount so deposited for redemption thereof, the bank or trust company shall upon demand pay over to the Company the balance of the funds so deposited, and the bank or trust company shall thereupon be relieved of all responsibility to such holders.

         7. Holders of the Series 2002A Preferred Stock shall have no right to cause redemption of the Series 2002A Preferred Stock of the Company.

         8. The holders of Series 2002A Preferred Stock shall have no right to vote on any matters to come before a meeting of the Shareholders, except as required by law.

         9. The holders of shares of any and all series of Series 2002A Preferred Stock outstanding on the record date for any such meeting of the shareholders shall be entitled to vote, as a single class, upon any proposed amendment to the Company's Articles of Incorporation, and their consent shall be required for any action of the Board of Directors, if such amendment or action would (i) increase or decrease the aggregate number of authorized shares of Series 2002A Preferred Stock, (ii) increase or decrease the Issue Price of shares of Series 2002A Preferred Stock, (iii) effect an exchange, reclassification or cancellation of all or part of the shares of Series 2002A Preferred Stock, (iv) effect an exchange, or create a right of exchange, of all or any part of the shares of another class into shares of Series 2002A Preferred Stock, (v) change the designations, preferences, limitations, or relative rights of the Series 2002A Preferred Stock herein, (vi) change the shares of Series 2002A Preferred Stock into the same or a different number of shares, either with or without par value, of the same class or another class or classes, or (vii) cancel or otherwise affect accumulated but undeclared dividends on the shares of Series 2002A Preferred Stock, and no such proposed amendment or action shall be deemed to have been adopted and approved without the affirmative vote or consent of holders of a majority of shares of Series 2002A Preferred Stock then outstanding.

         10. Subject to and upon compliance with the provisions hereof, each holder of shares of Series 2002A Preferred Stock shall have the right, at such holder's option, to convert all or any portion (in minimum increments of $25,000 per exercise if for less than all shares owned) of the Issue Price of shares of Series 2002A Preferred Stock into shares of Common stock (the "Common Stock") of the Company at a conversion rate of 40 shares of common stock for each one share of Series 2002A Preferred Stock (referred to herein as the "Conversion Price").

         In addition, provided the shares of Common Stock issuable upon conversion shall be registered for resale under applicable federal and state securities laws, and provided the Company's Common Stock shall attain a closing sales price on the Nasdaq SmallCap Market of $1.00 per share or more for ten consecutive trading days, the Company may cause a mandatory conversion of all of the outstanding Series 2002A Preferred Stock.

         The Conversion Price and number of common shares issuable upon conversion shall be adjusted to take into account any and all increases or reductions in the number of shares of Common Stock outstanding which may have occurred since the date of issuance of the Series 2002A Preferred Shares by reason of a split, share dividend, merger, consolidation, or other capital change or reorganization affecting the number of outstanding common shares so as fairly and equitably to preserve so far as reasonably possible the original conversion rights of the Series 2002A Preferred Shares, and provided further that when such adjustment is required, no notice of redemption shall be given until such amendment and adjustment shall have been accomplished.

         Upon conversion of all or a part of the outstanding Series 2002A Preferred Shares, the Series 2002A Preferred Shares surrendered for conversion shall be canceled and returned to the status of authorized but unissued shares. Under no circumstances shall the Company be obligated to issue any fractional shares.

         In order to exercise the conversion privilege, a holder of Series 2002A Preferred Stock shall present the shares to the Company at its office, accompanied by written notice to the Company that the holder elects to convert all or a portion of Series 2002A Preferred Stock. Such notice shall also state the name or names (with the address or



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addresses) in which the certificate or certificates representing Common Stock that shall be issuable on such conversion shall be issued.

         A mandatory conversion by the Company shall be accomplished by means of a written notice given at least five days before the mandatory conversion date.

          As soon as practicable after the receipt of either such notice and the presentation of the Shares of the Series 2002A Preferred Stock, the Company shall issue and shall deliver to the holder a certificate or certificates for the number of full shares of common stock issuable upon the conversion of Series 2002A Preferred Shares (or portion hereof). Such conversion shall be deemed to have been effected immediately prior to the close of business on the date on which such notice shall have been received by the Company, and the shares of Series 2002A Preferred Stock shall have been presented as aforesaid, and conversion shall be at the Conversion Price in effect at such time, and at such time the rights of the holder of the shares of Series 2002A Preferred Stock as such holder shall cease (to the extent the shares of Series 2002A Preferred Stock are so converted) and the person or persons in whose name or names any certificate or certificates for Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the Common Stock represented thereby. Upon conversion by a holder of only a part of the shares of Series 2002A Preferred Stock held by such holder, new shares of Series 2002A Preferred Stock representing the shares not converted shall be issued in the name of such holder. Notwithstanding the holder's designation of names in which shares of Common Stock are to be issued, nothing contained in this Section shall permit the holder of the Series 2002A Preferred Shares to make any transfer or assignment of its rights hereunder which is otherwise prohibited by the Series 2002A Preferred Shares or by law.

         A holder's right to convert his shares of Series 2002A Preferred Stock shall be suspended until such conversion right shall have been approved by the shareholders of the Company if such approval is required by the rules of the Nasdaq Stock Market.